Exhibit 99.1

October 20, 2026 6:35 AM PT

Knightscope Preliminary Q3 Revenue Grows Triple Digits for Third Consecutive Quarter

•	Third consecutive quarter with triple-digit year-over-year revenue growth; nine-month revenue up 170% to approximately $23.7 million, cementing record full-year revenue growth in the first three quarters
•	Officially unveiled its Autonomous Security Force at GSX 2026 to great interest from Fortune 500 enterprises and federal agencies
•	Focused on execution and gaining traction, with a corporate record of approximately $27 million in renewals, bookings, and client awards since May 2026
•	William Santana Li, Chairman and CEO, to present at the 20th Annual LD Micro Main Event

Sunnyvale, Calif., October 20, 2026 - Knightscope, Inc. (NASDAQ: KSCP) (the “Company” or “Knightscope”), the security technology company building the nation's first Autonomous Security Force, today announced preliminary, unaudited results for the third quarter ended September 30, 2026. Consolidated revenue for the quarter was approximately $8.7 million, up 177% from $3.1 million in the third quarter of 2025, marking the Company's third consecutive quarter of triple-digit year-over-year revenue growth. Revenue for the first nine months of 2026 totaled approximately $23.7 million, up 170% from $8.8 million in the same period of 2025.

"The third quarter is when the Autonomous Security Force moved from strategy to debut, and revenue more than doubled year over year while we did it," said William Santana Li, Chairman and CEO of Knightscope. "We officially launched the Autonomous Security Force at GSX 2026 in front of the largest gathering of security leaders in the country, and reported a corporate record of approximately $27 million in renewals, bookings, and client awards. Clients are favoring autonomous machines, AI-driven software, and licensed security agents delivered as one accountable operation. The Company is focused on execution, expanding its services with clients, and continuing to grow its recurring revenue contracts.”

The revenue figure above is preliminary, unaudited, and subject to completion of the Company's quarter-end financial closing procedures. This estimate was prepared by management and has not been audited or reviewed by the Company's independent registered public accounting firm. Actual results may differ from this preliminary estimate, and the Company undertakes no obligation to update it except as required by law. The Company has not yet completed its review of other financial results for the quarter, including gross margin, operating expenses, net loss, and cash. This release does not address those results.

The Company expects to announce the date of its third-quarter 2026 earnings release and conference call before the end of October 2026.

Learn more about the Autonomous Security Force model at www.knightscope.com.

Separately, Mr. Li will present at the LD Micro 20th Annual Main Event, taking place October 19–21, 2026, at the Luxe Sunset Blvd Hotel in Los Angeles. He is scheduled to present on Wednesday, October 21, 2026, at 4:00 p.m. PT on Track 2 and will host one-on-one meetings with institutional investors throughout the conference. The presentation will be livestreamed, and a replay will be available on ldmicroevents.com following the event. Investors attending the conference may request a meeting through the LD Micro conference system, and all investors can reach the Company at ir.knightscope.com. Now in its 20th year, the LD Micro Main Event brings together public companies and institutional investors focused on the small- and micro-cap market for three days of presentations and one-on-one meetings.

About Knightscope

Knightscope is a security technology company building the nation's first Autonomous Security Force. As a managed service provider, the Company delivers autonomous machines, AI-driven software, and licensed security agents as one accountable operation, under one contract, to help protect people, property, and critical infrastructure. Knightscope's long-term mission is to make the United States of America the safest country in the world. Learn more at www.knightscope.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's goals, growth, prospects, product roadmap, and outlook, including the Company's preliminary, unaudited revenue for the third quarter and first nine months of 2026, the timing of its third-quarter earnings release and conference call, the Autonomous Security Force, and future financial performance. Actual results may differ materially due to the risks and uncertainties described under "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by law.

Public Relations

pr@knightscope.com

Knightscope, Inc.

(650) 924-1025 ext. 6